UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 19, 2025, Luminar Technologies, Inc. (the “Company” or “Luminar”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors, pursuant to which the Company may issue and sell, in a series of registered direct offerings, up to an aggregate of 200,000 shares of newly designated Series A Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share (the “Series A Preferred Stock”), to the investors at a purchase price of $960.00 per share. The initial offering for 35,000 shares (the “Preferred Shares”) of Series A Preferred Stock is expected to close on or about May 22, 2025 (the “First Closing”), following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, for net proceeds to the Company of $33.6 million, before deducting placement agent fees and other offering expenses.
The Company also agreed to issue to the lead investor $2.0 million in shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price per share equal to the Nasdaq Official Closing Price on the trading day immediately preceding the First Closing (such shares of Common Stock, the “Commitment Shares” and, together with the Preferred Shares, the “Securities”) as a commitment fee.
Each additional closing under the Purchase Agreement is at the option of the Company upon notice to the investors and subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including, among others and subject to certain qualifications, the absence of certain defaults, no material adverse effect, a minimum liquidity requirement, satisfaction of certain trading price and volume thresholds during the ten consecutive trading day period preceding the additional closing, that any such additional closing may be no less than 60 days following the immediately preceding closing (or, if more than 25,000 shares of Series A Preferred Stock were sold at the immediately preceding closing, 90 days or such earlier date after 60 days following the immediately preceding additional closing that the investors no longer hold any shares of the Series A Preferred Stock sold at the immediately preceding closing and, with respect to the first additional closing after the First Closing, if any shares of Series A Preferred Stock are outstanding as of the date we receive the Stockholder Approval (as defined below), 45 days after receipt of the Stockholder Approval, or such earlier date after such time as the investors no longer hold any of the Preferred Shares sold at the First Closing) and receipt of the Stockholder Approval prior to the first such additional closing. The Company is under no obligation to sell any securities to the investors under the Purchase Agreement subsequent to the First Closing.
The offering of the Securities is being made, and the Securities will be issued, pursuant to the Company’s registration statement on Form S-3 (File No. 333-279118) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 4, 2025, including the prospectus contained therein, as well as a prospectus supplement to be filed with the SEC relating to the offering of the Securities.
The Company retained D. Boral Capital LLC (the “Placement Agent”) as exclusive placement agent for the offering of the Series A Preferred Stock. As compensation for such services, the Company will pay the Placement Agent a cash fee equal to 4.6% of the gross proceeds actually received by the Company from the sale of the Series A Preferred Stock.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Series A Preferred Stock
In connection with the First Closing, the Company will designate 254,000 shares of its authorized and unissued preferred stock as Series A Preferred Stock and establish the voting and other relative rights, powers and preferences of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof pursuant to the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware, as summarized below:
General. Each share of Series A Preferred Stock has an initial stated value of $1,000 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions, and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of the Company’s capital stock, unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock that is senior or equal in rank to the Series A Preferred Stock.
Dividends. The holders of Series A Preferred Stock will be entitled to receive dividends on the stated value of their shares of Series A Preferred Stock from and after the occurrence of any Triggering Event (as defined in the Certificate of Designations) and during the continuance of the Triggering Event. Triggering Events include, but are not limited to: suspension from trading or failure of the Common Stock to be trading or listed within certain time periods; failure to issue Conversion Shares (as defined below) within certain time periods; failure to pay dividends on any dividend date; and certain bankruptcy or insolvency events. Any such dividends are payable “in kind,” in the form of additional shares of Series A Preferred Stock, quarterly in arrears at the dividend rate of 18% per annum.
Conversion Rights
Conversion at the Option of the Holders. Each holder of Series A Preferred Stock may convert all, or any part, of its shares of outstanding Series A Preferred Stock, at any time at such holder’s option, into shares of Common Stock (such converted shares of Common Stock, the “Conversion Shares”) at a conversion price (the “Conversion Price”) equal to the lesser of:
•a fixed conversion price equal to $4.752 (the “Fixed Conversion Price”); and
•a variable conversion price equal to 95% of the lowest volume weighted average price of the Common Stock during the 5 consecutive trading day period immediately preceding, but not including, the applicable conversion date, provided that the variable conversion price will not be lower than the floor price of $0.792 (the “Floor Price”).
Adjustments to the Conversion Price. The Fixed Conversion Price and the Floor Price are each subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. If the Company at any time issues or sells or enters into an agreement to issue or sell, any Common Stock, options or convertible securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, other than customary anti-dilution provisions and specified other exclusions, each holder will have the right, in its sole discretion to substitute such variable price for the Conversion Price upon any conversion of the Series A Preferred Stock, provided that the variable price will not be lower than the Floor Price.
Conversion Limitations
Beneficial Ownership Limitation. The Company may not effect the conversion of any shares of Series A Preferred Stock held by a holder, and such holder will not have the right to convert any shares of Series A Preferred Stock held by such holder to the extent that after giving effect to such conversion, such holder, together with any person whose beneficial ownership of Common Stock would or could be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.
Monthly Conversion Limitation. In addition, the Company may not effect the conversion of any shares of Series A Preferred Stock held by a holder, to the extent that after giving effect to such conversion, the aggregate stated value of shares of Series A Preferred Stock that has been converted into shares of Common Stock during the calendar month in which such conversion occurred exceeds the greater of (x) $12,500,000 and (y) 12.5% of the aggregate daily dollar trading volume for the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) during such monthly period; provided that this monthly conversion cap does not apply during the period when a Triggering Event has occurred and is continuing or to any conversion of the Series A Preferred Stock at the Fixed Conversion Price.
Limitation on Conversions for Purposes of Listing Rules. The Company may not issue any shares of Common Stock upon conversion of the Series A Preferred Stock or otherwise pursuant to the terms of the Certificate of

Designations if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the listing rules of Nasdaq until the Company obtains the approval of stockholders as required by the applicable Nasdaq listing rules (the “Exchange Cap”). The Company has agreed, pursuant to the Purchase Agreement, to use reasonable best efforts to solicit such stockholder approval (the “Stockholder Approval”) no later than August 31, 2025.
Voting Rights. Except as provided in the Certificate of Designations or as otherwise required by law, holders of the Series A Preferred Stock will vote as a single class with the holders of Common Stock (and any other class or series of capital stock of the Company that votes as a single class with the holders of the Common Stock) on an “as converted” basis on all matters submitted to a vote of stockholders of the Company; provided, however, that (i) holders of the Series A Preferred Stock are not entitled to vote on any proposal to approve the issuance of Common Stock pursuant to the Certificate of Designations in excess of the Exchange Cap and (ii) no holder of the Series A Preferred Stock will have the power to vote any shares beneficially owned or that may be deemed to be beneficially owned by such holder in excess of the Maximum Percentage.
Transfer Restrictions. A holder may not transfer all or any portion of its shares of Series A Preferred Stock without the Company’s express prior written consent, except to an affiliate of such holder or to the Company.
Company Optional Redemption. At any time at or after the repayment in full of the Company’s Floating Rate Senior Secured Notes due 2028 (the “First Lien Notes”) and the Company’s Convertible Second Lien Senior Secured Notes due 2030 (the “Second Lien Notes”), the Company has the right to redeem all or some of the then outstanding shares of Series A Preferred Stock at a cash redemption price equal to the stated value of such shares, subject to the satisfaction of certain conditions set forth in the Certificate of Designations.
Company Optional Redemption in Connection with a Fundamental Transaction. In connection with any Fundamental Transaction (as described below), the Company has the right to redeem all, and not less than all, of the Series A Preferred Stock then outstanding at a cash redemption price equal to a 105% redemption premium to the stated value of the Series A Preferred Stock being redeemed (such price, the “Fundamental Transaction Redemption Price”), subject to the satisfaction of certain conditions set forth in the Certificate of Designations, including the prior repayment in full of the First Lien Notes and the Second Lien Notes.
Redemption at the Option of the Holders. At any time beginning on or after the later of the date that is 181 days after the maturity date of the First Lien Notes and the Second Lien Notes, a holder of Series A Preferred Stock may require the Company to repurchase all or any portion of the holder’s Series A Preferred Stock at the stated value of such shares.
Repurchase at the Option of the Holders Upon a Fundamental Transaction. In connection with a Fundamental Transaction, a holder of Series A Preferred Stock may require the Company to repurchase all or any portion of the holder’s Series A Preferred Stock at a 105% redemption premium, subject to the prior repayment in full of the First Lien Notes and the Second Lien Notes.
Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights, subject to certain limitations on beneficial ownership.
Fundamental Transactions. The Certificate of Designations prohibits the Company from entering into specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) (each, a “Fundamental Transaction”) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations) and the successor entity is a publicly traded corporation listed on an eligible market or else the Company redeems the then outstanding Series A Preferred Stock in full in connection with the Fundamental Transaction.

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare or pay any cash dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations or permitted under the indentures governing the First Lien Notes and the Second Lien Notes); incur any indebtedness or any liens (other than any indebtedness or any liens permitted under the indenture governing the Second Lien Notes); or enter into or consummate any transaction for any variable price securities (other than sales of shares pursuant to the Company’s existing “at-the-market” facility and certain other exclusions). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.
Reservation Requirements. So long as any shares of Series A Preferred Stock remain outstanding, the Company has agreed to at all times reserve a number of shares of Common Stock equal to the sum of (i) 100% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A Preferred Stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions) and (ii) 100% of the aggregate number of shares of Common Stock that would be necessary to effect the conversion of that number of shares of Series A Preferred Stock equal to 18 months of dividends on the Series A Preferred Stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions).
The foregoing description of the terms of the Purchase Agreement and the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of the Certificate of Designations, copies of which are filed as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On May 21, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.
Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion and timing of the closing of the offering of the Securities and there is no assurance that Luminar will satisfy the closing conditions for the issuance of additional tranches of Series A Preferred Stock subsequent to the First Closing. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Luminar’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to whether we will consummate the financing on the expected terms or at all, which could differ or change based upon market conditions or for other reasons, that could cause actual results to differ materially from the forward-looking statements including the risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on March 28, 2025, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designations of Series A Convertible Preferred Stock of Luminar Technologies, Inc.
10.1†^	Securities Purchase Agreement, dated May 19, 2025, by and among Luminar Technologies, Inc. and the investors signatory thereto.
99.1	Press Release, dated May 21, 2025.
104	Cover page interactive data file formatted in Inline XBRL

† Certain of the exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation
S-K. The registrant hereby agrees to furnish a copy of any omitted exhibit and/or schedule to the SEC upon its request.
^ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: May 21, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer